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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             ----------------------

                Date of report (Date of earliest event reported):

                                 AUGUST 23, 2000


                                  ABGENIX, INC.
 ------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                      000-24207                94-3248826
----------------------------      -------------------     --------------------
(State or Other Jurisdiction         (Commission           (I.R.S. Employer
     of Incorporation)               File Number)        Identification Number)


                              7601 DUMBARTON CIRCLE
                            FREMONT, CALIFORNIA 94555
         ---------------------------------------------------------------
              (Address of principal executive offices and Zip Code)


                                 (510) 608-6500
         ---------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 not applicable
         ---------------------------------------------------------------
         (Former name or former address, if changed since last report.)



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ITEM 5.  OTHER EVENTS.

         On August 23, 2000, the shareholders of Abgenix, Inc., a Delaware Corporation, voted to approve and adopt an amendment to the Abgenix, Inc. Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of the Corporation's common stock, par value $0.0001 per share ("Common Stock"), from One Hundred Million (100,000,000) to Two Hundred Twenty Million (220,000,000). On August 25, 2000, a Certificate of Amendment was filed with the Delaware Secretary of State to effect the increase.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         ABGENIX, INC.


Date:  August 25, 2000                   By:  /s/ Kurt Leutzinger
                                            ------------------------------------
                                                Kurt Leutzinger
                                                Chief Financial Officer





ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  EXHIBITS

3.1(2) Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Abgenix, Inc. dated June 6, 2000 and filed with the Delaware Secretary of State on June 7, 2000.

3.1(3) Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Abgenix, Inc. dated August 24, 2000 and filed with Delaware Secretary of State on August 25, 2000.


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                                  EXHIBIT INDEX

         Pursuant to Item 601(a)(2) of Regulation S-K, this exhibit index immediately precedes the exhibits.

Exhibit No.          Description
-----------          -----------------------------------------------------------

3.1(2) Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Abgenix, Inc. dated June 6, 2000 and filed with the Delaware Secretary of State on June 7, 2000.

3.1(3) Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Abgenix, Inc. dated August 24, 2000 and filed with Delaware Secretary of State on August 25, 2000.


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